IZEA Announces ShakeTM
Pre-Registration Now Open for Creators

Orlando, Florida (June 12, 2020) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, today announced the launch of ShakeTM, a new online marketplace that allows creators to offer their services, delivered digitally, for a self-determined price. Influencers, photographers, writers, musicians, and more can use IZEA’s Shake to collaborate and transact with marketers and individual buyers. Creators list available “Shakes” on their accounts in the platform and marketers select and purchase creative packages from them through a streamlined chat experience, assisted by ShakeBotTM - a proprietary, artificial intelligence assistant.

Early registration access to Shake for creators is available beginning today.

“Shake represents a paradigm shift for IZEA and further expands our efforts to democratize the Creator Economy,” said Ted Murphy, Founder and CEO of IZEA. “Our team has reimagined how we can fuel more opportunities for our network of over 850,000 creators and help them reach a much broader base of potential buyers. The premise of Shake flips our existing marketplace model from a private platform, utilized primarily by large agencies and brands, to a public platform where marketers of all sizes can engage them for creative services of all types. Strategically for the company, it’s the perfect companion offering to IZEAx Unity Suite utilizing our vast network and existing technology frameworks in a whole new way.”

“Prior to today, it was the marketer who initiated opportunities and invited creators to participate,” continued Murphy. “With Shake, creators are the ones who offer their specific creative services to marketers at a fixed price with defined deliverables. The vision for Shake is predicated on creators suppling a myriad of services to agencies, brands, and even consumers, through a frictionless, e-commerce storefront where the workflow is managed through an A.I.-based chat experience.”
IZEA encourages digital creators of all types to register for early access at http://shake.izea.com
Shake is currently in pre-registration. Early access to Shake will be granted to vetted creators via unique access codes which will be distributed to such creators for a limited period of time, in IZEA’s sole discretion, prior to general availability. Shake is a curated marketplace and offerings will be reviewed prior to being made available for purchase.
IZEA will be hosting an investor conference call to discuss Shake on Thursday, June 18th at 5:00pm EST. IZEA’s Chairman and CEO Ted Murphy will host a question and answer session during the call.
Date: Thursday, June 18, 2020
Time: 5:00 P.M. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 P.M. ET on the same day through June 25, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13705304

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates IZEAx Unity Suite, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For IZEA’s full safe harbor statement, please visit https://izea.com/safe-harbor-statement/.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com